STATE OF IDAHO
                           [GREAT SEAL OF IDAHO HERE]
                              DEPARTMENT OF STATE.

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION

IRA H. MASTERS, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the

                          URANIUM EXPLORATION COMPANY

a corporation organized and existing under and by virtue of the laws of the State of Idaho, filed in this office on the 18th day of October, 1954, original articles of amendment, as provided by Section 30-146, 30-147 Idaho Code, changing name to URANIUM DISCOVERY AND DEVELOPMENT COMPANY and that the said articles of amendment contain the statement of facts required by law, and are recorded on Film No. 88 of Record of Domestic Corporations of the State of Idaho.

I THEREFORE FURTHER CERTIFY, That the Articles of Incorporation have been amended accordingly.

                   IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State. Done at
                                         Boise City, the Capital of Idaho, this
                                         18th day of October, in the year of our
                                         Lord one thousand nine hundred fifty-
                                         four and of the Independence of the
                                         United States of America the One
                                         Hundred Seventy-ninth.


                                                             Secretary of State.

             CERTIFICATE 0F AMENDMENT OF ARTICLES OF INCORPORATION
                CHANGING NAME OF URANIUM EXPLORATION COMPANY TO
                   URANIUM DISCOVERY AND DEVELOPMENT COMPANY.

    KNOW ALL MEN BY THESE PRESENTS, That at the special meeting of the shareholders of URANIUM EXPLORATION COMPANY held at the office of the company in Wallace, Idaho, on the 14th day of October, 1954, and all of the issued and outstanding stock of the corporation being represented at said meeting, and pursuant to a resolution duly made, seconded and unanimously adopted, the Articles of Incorporation were amended as follows.

    Article I was amended to read:

                                  "ARTICLE I.

    The name of this corporation is, and shall be, URANIUM DISCOVERY AND DEVELOPMENT COMPANY."

    Article V was amended to read:

                                  "ARTICLE V.

     The total authorized number of par value shares is 10,000,000, having a par value of 5(cent) (five cents) per share, or an aggregate value of $500,000.00. Said shares shall all be of the same class and every share of said stock shall be equal in all respects to every other of said shares, and shall not be subject to assessment.

     Notwithstanding the provisions of Section 30-120 Idaho Code, the Board of Directors of this corporation shall have power and authority from time to time to authorize the sale of, and to sell for cash or otherwise, all or any portion of the unissued and/or of the treasury stock of this corporation without said stock, or any thereof, being first offered to the shareholders of this corporation."

    IN WITNESS WHEREOF, The President and Secretary of said corporation have hereunto set their hands this 14th day of October, 1954.

                                           /s/ R. J. Bruning
                                           -------------------------------------
                                                                      President.

ATTEST,

Piatt Hull
-------------------------------------
                           Secretary.



STATE OF IDAHO     )
                   ) ss
County of Shoshone )

    On this 14th day of October, 1954, before me, the undersigned, a Notary Public for the State of Idaho, personally appeared R. J. BRUNING and PIATT HULL, known to me to be the President and Secretary, respectively, of the URANIUM EXPLORATION COMPANY, the corporation who executed the foregoing Certificate of Amendment, and acknowledged to me that said corporation executed the same for the purposes and intents therein contained.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year in this certificate first above written.

                                           /s/ Alden Hull
                                           -------------------------------------
                                           Notary Public in and for the State of
                                           Idaho, residing at Wallace, Idaho.

                                 STATE OF IDAHO
                           [GREAT SEAL OF IDAHO HERE]
                              DEPARTMENT OF STATE.

                          CERTIFICATE OF INCORPORATION

I, IRA H. MASTERS, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the original of the articles of incorporation of


                          URANIUM EXPLORATION COMPANY


was filed in the office of the Secretary of State on the Nineteenth day of July A.D. One Thousand Nine Hundred Fifty-four and duly recorded on Film No. 86 of Record of Domestic Corporations, of the State of Idaho, and that the said articles contain the statement of facts required by Section 30-108, Idaho Code.

I FURTHER CERTIFY, That the persons executing the articles and their associates and successors are hereby constituted a corporation, by the name hereinbefore stated, for perpetual existence from the date hereof, with its registered office in this State located at Wallace in the County of Shoshone

                                          IN TESTIMONY WHEREOF, I have hereunto
                                          set my hand and affixed the Great Seal
                                          of the State.

                                          Done at Boise City, the Capital of
                                          Idaho, this 19th day of July, A.D.,
                                          1954.


                                                             Secretary of State.